EXHIBIT 2

                      [Amendment No. 1 to Rights Agreement]


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                       AMENDMENT NO.1 TO RIGHTS AGREEMENT

     THIS AMENDMENT NO.1 TO RIGHTS AGREEMENT, dated as of March 25, 1999 (the "Amendment"), is made and entered into between Osteotech, Inc., a Delaware corporation (the " Company") and Registrar and Transfer Company (the "Rights Agent").

     WHEREAS, the Company entered into a Rights Agreement, dated as of February 1, 1996 (the "Rights Agreement") with the Rights Agent;

     WHEREAS, in connection with the rights Agreement, the Company issued a dividend to holders of the Company's common stock of rights (the "Rights") to purchase shares of certain of the Company's preferred stock;

     WHEREAS, the Company now seeks to amend certain provisions of the Rights;

     WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent;

     NOW, THEREFORE, in accordance with the provisions of the Rights Agreement set forth in Sections 11 and 27 thereof, and in consideration of the premises and mutual agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

     2. Amendment of Section 3(c). The Right Certificate legend contained in
Section 3(c) of the Right Agreement is hereby deleted in its entirety and replaced with the following:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Osteotech, Inc. and Registrar and Transfer Company dated as of February 1, 1996, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Osteotech, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no


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          longer be evidenced by this certificate. Osteotech, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

     3. Section 7(a)of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

     "The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 31, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in section 23 hereof (the "Redemption Date"), or (iii) the time at which such rights are exchanged as provided in
Section 24 hereof."

     4. Section 7(b) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

     "The Purchase Price for each one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $170.00 and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

     5. Exhibit B of the Rights Agreement is deleted in its entirety and replaced with Schedule 1 attached hereto and all references to Exhibit B in the Rights Agreement are changed to Schedule 1.

     6. Exhibit C of the Rights Agreement is deleted in its entirety and replaced with Schedule 2 attached hereto and all references to Exhibit C in the Rights Agreement are changed to Schedule 2.

     7. All other provisions of the Rights Agreement shall remain unchanged and in full effect as of the date thereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date set forth herein.


                                               OSTEOTECH INC.

Attest:
By:_____________________                       By:______________________________
Name:                                              Name:
Title:                                             Title:


                                               REGISTRAR AND TRANSFER
                                               COMPANY
Attest:
By:_____________________                       By:______________________________
Name:                                              Name:
Title:                                             Title:


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                                                                      Schedule 1

                            Form of Right Certificate

Certificate No. R.-                                         _____________ Rights


          NOT EXERCISABLE AFTER MARCH 31, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                                 OSTEOTECH, INC.

     This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 1, 1996 and as amended as of March 25, 1999 (the "Rights Agreement"), between Osteotech, Inc., a Delaware corporation (the "Company"), and Registrar and Transfer Company, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York, NY, time, on March 31, 2009 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series E Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $170.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, is the number and Purchase Price as of _______________, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate is subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.


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


     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


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


     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, _____.

ATTEST:
                                                OSTEOTECH, INC.

______________________________                  By:_____________________________
                                                Title:

Countersigned:

REGISTRAR AND TRANSFER COMPANY

By___________________________________
     Authorized Signature


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


                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto___________________________________
________________________________________________________________________________
                (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint__________________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_______________________, ____


                  ________________________________________
                  Signature


Signature Guaranteed: _______________________________________________________


     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------


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             Form of Reverse Side of Right Certificate -- continued

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:_____________________, ____



                  ___________________________________
                  Signature


Signature Guaranteed: _________________________________


     Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

-----------------------------------------------------------------------------
                                    NOTICE

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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


             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


To:  OSTEOTECH, INC.

     The undersigned hereby irrevocably elects to exercise ___________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:______________________________

             ______________________________________________________
                         (Please print name and address)
-----------------------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:________________________

         _________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:__________________, ____


      _______________________________________
                    Signature

Signature Guaranteed:_______________________________


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


     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


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


             Form of Reverse Side of Right Certificate -- continued

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.


Dated:______________________, ____



          _______________________________________
                         Signature

Signature Guaranteed:________________________________________

     Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------
                                    NOTICE

     The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


================================================================================
                                   WARNING

     In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as


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


defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.


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


                                                                      Schedule 2


                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

     As of March 25, 1999, the Board of Directors of Osteotech Inc. (the "Company") approved the execution of Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of January 25, 1996, between the Company and Registrar and Transfer Company, as Rights Agent (as amended, the "Rights Agreement"). The Amendment (a) extends the Final Expiration Date (as hereinafter defined) for the exercise of the Rights (as hereinafter defined) from February 12, 2006 to March 31, 2009, (b) increases the Purchase Price (as hereinafter defined) for the exercise of the Rights from $35 per one one-hundredth of a Preferred Share, subject to adjustment, to $170 per one one-hundredth of a Preferred Share, subject to adjustment and (c) provides for the amendment of the Rights Agreement in the legend contained on the Certificates for Common Shares. A summary of the Rights and the Rights Agreement, as amended pursuant to the Amendment, follows. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

     On January 25, 1996, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The dividend was payable on February 12, 1996 (the "Record Date") to the stockholders of record on that date. Upon the occurrence of certain events, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series E Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $170 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

     Initially, with respect to any of the Common Share certificates outstanding as of the Record Date, the Rights will be evidenced by a Common Share certificate together with a copy of this Summary of Rights attached thereto and no separate Rights Certificates (as hereinafter defined) will be distributed. With respect to Common Share certificates issued after the Record Date, the Rights will be evidenced by a legend affixed to each such certificate incorporating the Rights Agreement by reference.

     The Rights are not exercisable and are not freely tradable separate from the Common Shares until the occurrence of a Distribution Date ("Distribution Date"). A Distribution Date occurs upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of


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the outstanding Common Shares ("Acquiring Person") or (ii) 10 business days (or some later date as the Board of Directors may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in the beneficial ownership of 20% or more of the outstanding Common Shares or where Continuing Directors deem certain events have constituted an Adverse Change of Control (as herein more fully described).

     The Rights Agreement provides that, until the Distribution Date (or an earlier redemption or expiration of the Rights), the Rights will only be transferred with the Common Shares, however, the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a legend or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following a Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Such Rights, however, will be null and void as to any Acquiring Person.

     The Rights will expire on March 31, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights, are subject to customary adjustments from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in such Purchase Price. The Company shall not be required to issue fractional Rights and in lieu, thereof, an adjustment in cash will be made based on the current market value of the Rights.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to


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a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provisions shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which are void), will thereafter to have the right to receive, upon exercise of the Right, that number of Common Shares having a market value of two times the exercise price of the Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right, or in circumstances such as where the Right cannot be exercised for stock or the assets of the Company have been distributed, an amount of cash equal to the value of such Rights shall be paid.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price") provided, however, if the authorization to redeem the Rights


                                       2-3

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occurs on or after the date of a change in a majority of the Board of Directors of the Company as a result of proxy or consent solicitations and a person who was a participant in such solicitations has stated that such person (or any of its affiliates or associates) has taken, intends to take or may consider taking actions that would result in such person becoming an Acquiring Person (the existence of these circumstances being an "Adverse Change of Control"), then the redemption of the Rights will require the approval of a majority of the Continuing Directors. "Continuing Director" means (i) any member of the Board of Directors of the Company who is not an Acquiring Person, (or a representative, affiliate or associate of an Acquiring Person), and was a member of the Board prior to the Record Date, or (ii) any person who subsequently becomes a member of the Board who is not an Acquiring Person (or a representative, affiliate or associate of an Acquiring Person), if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above regarding percentage ownership whereby any person or group of affiliated or associated persons becomes an Acquiring Person, provided, however, that from and after such time as any Person becomes an Acquiring Person no amendment may be made which would adversely affect the interests of the holders of the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company at 51 James Way, Eatontown, NJ, 07724, Attention: Corporate Secretary. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


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